Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD FIRST QUARTER 2018 RESULTS;
INCREASES QUARTERLY DIVIDEND TO $0.50 PER SHARE

	First Quarter 2018 Results
	U.S. GAAP		Adjusted
		vs. Q1 2017		vs. Q1 2017
Net Revenues ($ millions)	$463.6	20%	$460.5	20%
Operating Income ($ millions)	$112.5	1%	$125.0	29%
Net Income Attributable to Evercore Inc. ($ millions)	$95.5	18%	$113.8	36%
Diluted Earnings Per Share	$2.10	19%	$2.24	39%
Operating Margin	24.3%	(447) bps	27.1%	205 bps

Business and Financial Highlights	■	Record first quarter Net Revenues, Net Income Attributable to Evercore Inc. and Earnings Per Share, on both a U.S. GAAP and an Adjusted basis
	■	First Quarter U.S. GAAP and Adjusted Operating Margins above 24%, while investing significantly in talent to position for sustained growth
	■	Highest first quarter Advisory revenues in our history, driven by strong growth in both strategic and capital advisory services
	■	Highest quarterly underwriting revenues in our history; participated in 17 transactions as a bookrunner
	■	Effective tax rate reduced by 12 and 13 percentage points in the first quarter on a U.S. GAAP and an Adjusted basis, respectively, due to the Tax Cuts and Jobs Act

Talent	■	Five Advisory SMDs committed to join Evercore
■ Two experienced bankers, Adam Taetle and Wilco Faessen, joining in the second quarter to launch our new Consumer / Retail Group
■ Peter Brundage joined in February to advise large corporate clients in the Southwest region
■ Bill Thompson joined in April to help launch our newly established Real Estate Capital Advisory team
■ Eduard Kostadinov joining our Advisory team in Frankfurt covering European Industrials and German corporates

Governance	■	Ellen Futter and Sarah Williamson appointed to the Board of Directors

Capital Return	■	Quarterly dividend increased to $0.50 per share reflecting stronger earnings and cash flow generation
■
$157.8 million returned to shareholders during the quarter through dividends and share repurchases, the second highest for a quarter, including repurchases of 1.4 million shares/units at an average price of $97.94

NEW YORK, April 25, 2018 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2018.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"Our team delivered exceptional results in the first quarter of 2018, as Investment Banking delivered the best first quarter revenues in our history, and the second best quarterly revenues overall. Advisory revenues grew by 22% year over year, as we supported clients on a broad array of matters, including strategic M&A, activism, restructuring and capital raising. ECM was particularly strong as we delivered the highest ECM revenues for a quarter in our history," said Ralph Schlosstein, President and Chief Executive Officer. "We continue to see clients embrace our independent advisory model and the wide range of capabilities and services that we offer to them."

John S. Weinberg, Executive Chairman
"Five experienced Advisory bankers committed to join Evercore during the first quarter, strengthening our ability to serve clients in targeted markets and sectors, including in Consumer / Retail, a strategic priority for many years. This is a strong start as we continue to invest for the future," said John S. Weinberg, Executive Chairman. "We are also pleased to announce that two new directors, Ellen Futter and Sarah Williamson, joined our Board in 2018, bringing fresh perspectives to balance and to complement the institutional knowledge of our Board."

Roger C. Altman, Founder and Senior Chairman
"We are fortunate to be involved in some of the largest and most complex transactions that are currently being considered by our clients, and we continue to experience a high level of dialogue and activity with clients as economic conditions continue to be supportive of high levels of M&A and capital advisory," said Roger C. Altman, Founder and Senior Chairman.

Ralph Schlosstein, President and Chief Executive Officer
"In the first quarter we repurchased 1.4 million shares and paid dividends for a total return of capital of over $157 million to our shareholders," said Ralph Schlosstein, President and Chief Executive Officer. "Our Board has increased our quarterly dividend to $0.50 per share reflecting our stronger earnings and cash flow generation."

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$463,563	$387,247	20%
Operating Income	$112,549	$111,329	1%
Net Income Attributable to Evercore Inc.	$95,543	$80,771	18%
Diluted Earnings Per Share	$2.10	$1.76	19%
Compensation Ratio	59.4%	53.1%
Operating Margin	24.3%	28.7%
Effective Tax Rate	4.3%	16.2%
Trailing Twelve Month Compensation Ratio	58.0%	59.0%

Net Revenues
For the three months ended March 31, 2018, Net Revenues of $463.6 million increased 20% versus the three months ended March 31, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

The Company adopted the new accounting standard, ASC 606, "Revenue from Contracts with Customers," on January 1, 2018. The application of this standard did not result in significant changes to the Company's results; client related expenses for underwriting transactions are now presented gross (previously presented net) in related U.S. GAAP reported revenues and expenses.

Compensation Ratio
For the three months ended March 31, 2018, the compensation ratio was 59.4% versus 53.1% for the three months ended March 31, 2017, reflecting the elevated level of expense associated with the expected significant investment in Advisory talent in 2018, as well as elevated costs associated with recruiting senior talent in 2016 and 2017. The compensation ratio was also lower for the three months ended March 31, 2017 due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended March 31, 2018, Operating Income of $112.5 million increased 1% versus the three months ended March 31, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended March 31, 2018, the effective tax rate was 4.3% versus 16.2% for the three months ended March 31, 2017.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our effective tax rate for the three months ended March 31,

2018 was reduced by 12 percentage points, before the impact of the application of the share-based compensation accounting standard, described below.

The provision for income taxes for the three months ended March 31, 2018 and 2017 includes a benefit of $21.9 million and $23.0 million, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the effective tax rate of 19.1 and 20.3 percentage points for the three months ended March 31, 2018 and 2017, respectively.

The effective tax rate is also impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Net Income and Earnings Per Share
For the three months ended March 31, 2018, Net Income Attributable to Evercore Inc. and Earnings Per Share of $95.5 million and $2.10, respectively, increased 18% and 19%, respectively, versus the three months ended March 31, 2017, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$460,492	$384,739	20%
Operating Income	$124,993	$96,541	29%
Net Income Attributable to Evercore Inc.	$113,784	$83,640	36%
Diluted Earnings Per Share	$2.24	$1.61	39%
Compensation Ratio	59.0%	59.0%
Operating Margin	27.1%	25.1%
Effective Tax Rate	6.3%	10.9%
Trailing Twelve Month Compensation Ratio	58.5%	57.6%

Adjusted Net Revenues
For the three months ended March 31, 2018, Adjusted Net Revenues of $460.5 million increased 20% versus the three months ended March 31, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation Ratio
For the three months ended March 31, 2018, the Adjusted compensation ratio was 59.0%, flat compared to the three months ended March 31, 2017, reflecting the elevated level of expense associated with the expected significant investment in Advisory talent in 2018, as well as elevated costs associated with recruiting senior talent in 2016 and 2017. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended March 31, 2018, Adjusted Operating Income of $125.0 million increased 29% versus the three months ended March 31, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended March 31, 2018, the Adjusted effective tax rate was 6.3% versus 10.9% for the three months ended March 31, 2017.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our Adjusted effective tax rate for the three months ended March 31, 2018 was reduced by 13 percentage points, before the impact of the application of the share-based compensation accounting standard, described below.

The Adjusted effective tax rate includes a benefit of $22.8 million and $25.3 million for the three months ended March 31, 2018 and 2017, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the Adjusted effective tax rate of 18.6 and 26.9 percentage points for the three months ended March 31, 2018 and 2017, respectively.

Changes in the Adjusted effective tax rate are also driven by the level of earnings in businesses with minority owners.

Adjusted Net Income and Earnings Per Share
For the three months ended March 31, 2018, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $113.8 million and $2.24, respectively, increased 36% and 39%, respectively, versus the three months ended March 31, 2017, driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate, partially offset by increased compensation and non-compensation costs.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three months ended March 31, 2018 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2018 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2018 also include professional fees incurred and amortization of intangible assets.

Special Charges for 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2018 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes the sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2017 are included in Annex I, pages A-2 to A-11.

Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset Management and Administration Fees." "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and principal trading gains and losses and realized and unrealized gains and losses on private equity investments have been reclassified from Investment Banking Revenue and Investment Management Revenue to "Other Revenue, Including Interest and Investments."

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$378,315	$312,284	21%
Underwriting Fees(1)	30,279	9,980	203%
Commissions and Related Fees	43,034	49,684	(13%)
Other Revenue, net(2)	(1,428)	(1,178)	(21%)
Net Revenues	450,200	370,770	21%

Expenses:
Employee Compensation and Benefits	267,539	196,125	36%
Non-compensation Costs	70,284	66,488	6%
Special Charges	1,897	—	NM
Total Expenses	339,720	262,613	29%

Operating Income	$110,480	$108,157	2%

Compensation Ratio	59.4%	52.9%
Non-compensation Ratio	15.6%	17.9%
Operating Margin	24.5%	29.2%

Advisory Client Transactions(3)	201	163	23%
Advisory Fees in Excess of $1 million(3)	63	53	19%

(1) The application of the new revenue accounting standard resulted in client related expenses for underwriting transactions being presented gross in related revenues and expenses on a U.S. GAAP basis for the three months ended March 31, 2018. Underwriting Fees reflect revenues for client related expenses of $2,120 for the three months ended March 31, 2018.

(2) Includes ($10) of principal trading losses that was previously included in Investment Banking Revenue for the three months ended March 31, 2017 to conform to the current presentation.

(3) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended March 31, 2018, fees for Advisory services increased 21% versus the three months ended March 31, 2017, as we supported clients in a wider variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $30.3 million for the three months ended March 31, 2018 increased 203% versus the first quarter of last year, as we participated in 20 underwriting transactions (vs. 15 in Q1 2017); 17 as a bookrunner (vs. 3 in Q1 2017). Commissions and Related Fees for the three months ended March 31, 2018 decreased 13% from the first quarter of last year principally driven by the trend of institutional clients adjusting the level of payments for research services.

Expenses

Compensation costs were $267.5 million for the three months ended March 31, 2018, an increase of 36% from the first quarter of last year. The compensation ratio was 59.4% for the three months ended March 31, 2018, compared to 52.9% for the three months ended March 31, 2017, reflecting the elevated level of expense associated with the expected significant investment in Advisory talent in 2018, as well as elevated costs associated with recruiting senior talent in 2016 and 2017. The compensation ratio was also lower for the three months ended March 31, 2017 due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017.

Non-compensation costs for the three months ended March 31, 2018 were $70.3 million, up 6% compared to the first quarter of last year. The increase in non-compensation costs versus last year reflects the addition of personnel and the inclusion of underwriting expenses. The ratio of non-compensation costs to net revenue for the three months ended March 31, 2018 was 15.6%, compared to 17.9% for the first quarter of last year, driven by higher revenues.

Special Charges for the three months ended March 31, 2018 reflect separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

Investment Management

	U.S. GAAP
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(1)	$11,755	$15,282	(23%)
Other Revenue, net(1)	1,608	1,195	35%
Net Revenues	13,363	16,477	(19%)

Expenses:
Employee Compensation and Benefits	7,955	9,433	(16%)
Non-compensation costs	3,339	3,872	(14%)
Total Expenses	11,294	13,305	(15%)

Operating Income	$2,069	$3,172	(35%)

Compensation Ratio	59.5%	57.2%
Non-compensation Ratio	25.0%	23.5%
Operating Margin	15.5%	19.3%

Assets Under Management (in millions)(2)	$9,384	$8,449	11%

(1) $1,064 of net realized and unrealized gains on private equity investments has been classified in Other Revenue, net, for the three months ended March 31, 2017 to conform to the current presentation.

(2) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$10,969	$9,643	14%
Institutional Asset Management	786	789	—%
Disposed and Restructured Businesses(1)	—	4,850	NM
Total Asset Management and Administration Fees	$11,755	$15,282	(23%)

(1) Reflects the Institutional Trust and Independent Fiduciary business of ETC, which was previously a consolidated business.
On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

Asset Management and Administration Fees of $11.8 million for the three months ended March 31, 2018 decreased 23% compared to the first quarter of last year, driven primarily by the sale of the Institutional Trust and Independent Fiduciary business of ETC during 2017. Fees from Wealth Management clients increased 14% as associated AUM increased 11%.

Expenses

Investment Management's expenses for the three months ended March 31, 2018 were $11.3 million, a decrease of 15% compared to the first quarter of last year principally due to the business sale.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$372,978	$305,452	22%
Underwriting Fees(2)	28,159	9,980	182%
Commissions and Related Fees	43,034	49,684	(13%)
Other Revenue, net(3)	833	1,403	(41%)
Net Revenues	445,004	366,519	21%

Expenses:
Employee Compensation and Benefits	263,556	217,496	21%
Non-compensation Costs	60,670	57,413	6%
Total Expenses	324,226	274,909	18%

Operating Income	$120,778	$91,610	32%

Compensation Ratio	59.2%	59.3%
Non-compensation Ratio	13.6%	15.7%
Operating Margin	27.1%	25.0%

Advisory Client Transactions(4)	201	163	23%
Advisory Fees in Excess of $1 million(4)	63	53	19%

(1) Advisory Fees on an Adjusted basis reflect the reduction of revenues for client related expenses and provisions for uncollected receivables of $5,337 and $6,683 for the three months ended March 31, 2018 and 2017, respectively, as well as the reclassification of losses related to our equity investment in G5 - Advisory of ($149) for the three months ended March 31, 2017.

(2) The application of the new revenue accounting standard resulted in client related expenses for underwriting transactions being presented gross in related revenues and expenses on a U.S. GAAP basis for the three months ended March 31, 2018. Underwriting Fees on an Adjusted basis reflect the reduction of revenues for client related expenses of $2,120 for the three months ended March 31, 2018.

(3) Includes ($10) of principal trading losses that was previously included in Investment Banking Revenue for the three months ended March 31, 2017 to conform to the current presentation.

(4) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended March 31, 2018, fees for Advisory services increased 22% versus the three months ended March 31, 2017, as we supported clients in a wider variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $28.2 million for the three months ended March 31, 2018 increased 182% versus the first quarter of last year, as we participated in 20 underwriting transactions (vs. 15 in Q1 2017); 17 as a bookrunner (vs. 3 in Q1 2017). Commissions and Related Fees for the three months ended March 31, 2018 decreased 13% from the first quarter of last year principally driven by the trend of institutional clients adjusting the level of payments for research services.

Adjusted Expenses

Adjusted compensation costs were $263.6 million for the three months ended March 31, 2018, an increase of 21% from the first quarter of last year. Evercore's Investment Banking Adjusted compensation ratio was 59.2% for the three months ended March 31, 2018, down versus the Adjusted compensation ratio reported for the first quarter of last year of 59.3%, driven by higher revenues. The Adjusted compensation ratio for the three months ended March 31, 2018 reflects the elevated level of expense associated with the expected significant investment in Advisory talent in 2018, as well as elevated costs associated with recruiting senior talent in 2016 and 2017.

Adjusted non-compensation costs for the three months ended March 31, 2018 were $60.7 million, up 6% from the first quarter of last year. The increase in Adjusted non-compensation costs versus last year reflects the addition of personnel. The ratio of Adjusted non-compensation costs to Adjusted net revenue for the three months ended March 31, 2018 was 13.6%, compared to 15.7% for the first quarter of last year, driven by higher revenues.

Investment Management

	Adjusted
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(1)	$13,880	$17,025	(18%)
Other Revenue, net(1)	1,608	1,195	35%
Net Revenues	15,488	18,220	(15%)

Expenses:
Employee Compensation and Benefits	7,955	9,433	(16%)
Non-compensation Costs	3,318	3,856	(14%)
Total Expenses	11,273	13,289	(15%)

Operating Income	$4,215	$4,931	(15%)

Compensation Ratio	51.4%	51.8%
Non-compensation Ratio	21.4%	21.2%
Operating Margin	27.2%	27.1%

Assets Under Management (in millions)(2)	$9,384	$8,449	11%

(1) $1,064 of net realized and unrealized gains on private equity investments has been classified in Other Revenue, net, for the three months ended March 31, 2017 to conform to the current presentation.

(2) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Adjusted Revenues

	Adjusted
	Three Months Ended
	March 31, 2018	March 31, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$10,969	$9,643	14%
Institutional Asset Management	786	789	—%
Disposed and Restructured Businesses(1)	—	4,834	NM
Equity in Earnings of Affiliates(2)	2,125	1,759	21%
Total Asset Management and Administration Fees	$13,880	$17,025	(18%)

(1) Reflects the Institutional Trust and Independent Fiduciary business of ETC. Fees from ETC on an Adjusted basis reflect the reduction of revenues for client related expenses of $16 for the three months ended March 31, 2017.

(2) Equity in ABS, Atalanta Sosnoff and G5 - Wealth Management (through December 31, 2017, the date the Company exchanged all of its outstanding equity interests for debentures of G5) on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

Adjusted Asset Management and Administration Fees of $13.9 million for the three months ended March 31, 2018 decreased 18% compared to the first quarter of last year, driven primarily by the sale of the Institutional Trust and Independent Fiduciary business of ETC during 2017. Fees from Wealth Management clients increased 14% as associated AUM increased 11%.

Equity in Earnings of Affiliates of $2.1 million for the three months ended March 31, 2018 increased relative to the first quarter of last year, driven principally by higher income earned in the first quarter of 2018 by ABS as associated AUM increased.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended March 31, 2018 were $11.3 million, down 15% compared to the first quarter of last year principally due to the business sale.

Assuming the restructuring of our Investment Management affiliate noted above had occurred on December 31, 2016, Investment Management's Adjusted Operating Income would have increased 22% when compared to the first quarter of last year, and Investment Management's Adjusted Operating Margin would have been 26.0% for the first quarter of last year.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $504.8 million at March 31, 2018. Current assets exceed current liabilities by $489.3 million at March 31, 2018. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $168.5 million at March 31, 2018.

Capital Transactions

On April 24, 2018, the Board of Directors of Evercore declared a quarterly dividend of $0.50 per share to be paid on June 8, 2018 to common stockholders of record on May 25, 2018.

During the three months ended March 31, 2018, the Company repurchased approximately 1.0 million shares primarily from employees for the net settlement of stock-based compensation awards at an average price per share of $99.60 and 0.4 million shares/units at an average cost per share/unit of $93.68 in open market transactions pursuant to the Company's share repurchase program. The aggregate 1.4 million shares/units were acquired at an average price per share/unit of $97.94.

During the first quarter of 2018, as part of the 2017 bonus awards, the Company granted to certain employees approximately 1.8 million unvested RSUs at a grant date fair value of $94.35. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 5.5 million as of March 31, 2018.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 25, 2018, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 8672069. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 8672069. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, South America and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Jamie Easton
Head of Investor Relations, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2017, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017

Revenues
Investment Banking:(1)
Advisory Fees	$378,315	$312,284
Underwriting Fees(2)	30,279	9,980
Commissions and Related Fees	43,034	49,684
Asset Management and Administration Fees(1)	11,755	15,282
Other Revenue, Including Interest and Investments(3)	4,529	4,793
Total Revenues	467,912	392,023
Interest Expense(4)	4,349	4,776
Net Revenues	463,563	387,247

Expenses
Employee Compensation and Benefits	275,494	205,558
Occupancy and Equipment Rental	13,404	13,075
Professional Fees(5)	16,050	16,745
Travel and Related Expenses	16,356	14,980
Communications and Information Services	10,684	10,311
Depreciation and Amortization	6,648	5,799
Execution, Clearing and Custody Fees(5)	3,190	3,859
Special Charges	1,897	—
Acquisition and Transition Costs	21	—
Other Operating Expenses(5)	7,270	5,591
Total Expenses	351,014	275,918

Income Before Income from Equity Method Investments and Income Taxes	112,549	111,329
Income from Equity Method Investments	2,125	1,610
Income Before Income Taxes	114,674	112,939
Provision for Income Taxes	4,938	18,292
Net Income	109,736	94,647
Net Income Attributable to Noncontrolling Interest	14,193	13,876
Net Income Attributable to Evercore Inc.	$95,543	$80,771

Net Income Attributable to Evercore Inc. Common Shareholders	$95,543	$80,771

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,426	40,480
Diluted	45,463	45,936

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.36	$2.00
Diluted	$2.10	$1.76

(1) Certain balances in the prior period were reclassified to conform to their current presentation. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset Management and Administration Fees."

(2) The application of the new revenue accounting standard resulted in client related expenses for underwriting transactions being presented gross in related revenues and expenses on a U.S. GAAP basis for the three months ended March 31, 2018. Underwriting Fees reflect revenues for client related expenses of $2,120 for the three months ended March 31, 2018.

(3) "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and ($10) of principal trading losses and $1,064 of net realized and unrealized gains on private equity investments has been classified in Other Revenue, Including Interest and Investments, for the three months ended March 31, 2017 to conform to the current presentation.

(4) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

(5) Other Operating Expenses of $3,526 and Professional Fees of $333 were reclassified to a new expense line item "Execution, Clearing and Custody Fees" for the three months ended March 31, 2017 to conform to the current presentation.

Adjusted Results
Throughout the discussion of Evercore's business segments, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests and Class J LP Units. The amount of expense or the reversal of expense for the Class G and H LP Interests is based on the determination if it is probable that Evercore ISI will achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense or reversal of expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

c.
Gain on Transfer of Ownership of Mexican Private Equity Business. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted Results.

d. Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC. The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted Results.
e. Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.

3.
Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company's Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Special Charges. Expenses during 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

5.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in future years. The tax reform resulted in an estimated adjustment to Other Revenue for the fourth quarter of 2017 of $77.5 million related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in future years.

6.
Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

7.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2018	March 31, 2017
Net Revenues - U.S. GAAP	$463,563	$387,247
Client Related Expenses (1)	(7,457)	(6,699)
Income from Equity Method Investments (2)	2,125	1,610
Interest Expense on Debt (3)	2,261	2,581
Net Revenues - Adjusted	$460,492	$384,739

Compensation Expense - U.S. GAAP	$275,494	$205,558
Amortization of LP Units / Interests and Certain Other Awards (4)	(3,983)	21,371
Compensation Expense - Adjusted	$271,511	$226,929

Operating Income - U.S. GAAP	$112,549	$111,329
Income from Equity Method Investments (2)	2,125	1,610
Pre-Tax Income - U.S. GAAP	114,674	112,939
Amortization of LP Units / Interests and Certain Other Awards (4)	3,983	(21,371)
Special Charges (5)	1,897	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,157	2,392
Acquisition and Transition Costs (6b)	21	—
Pre-Tax Income - Adjusted	122,732	93,960
Interest Expense on Debt (3)	2,261	2,581
Operating Income - Adjusted	$124,993	$96,541

Provision for Income Taxes - U.S. GAAP	$4,938	$18,292
Income Taxes (7)	2,733	(8,022)
Provision for Income Taxes - Adjusted	$7,671	$10,270

Net Income Attributable to Evercore Inc. - U.S. GAAP	$95,543	$80,771
Amortization of LP Units / Interests and Certain Other Awards (4)	3,983	(21,371)
Special Charges (5)	1,897	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,157	2,392
Acquisition and Transition Costs (6b)	21	—
Income Taxes (7)	(2,733)	8,022
Noncontrolling Interest (8)	12,916	13,826
Net Income Attributable to Evercore Inc. - Adjusted	$113,784	$83,640

Diluted Shares Outstanding - U.S. GAAP	45,463	45,936
LP Units (9)	5,226	6,074
Unvested Restricted Stock Units - Event Based (9)	12	12
Diluted Shares Outstanding - Adjusted	50,701	52,022

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$2.10	$1.76
Diluted Earnings Per Share - Adjusted	$2.24	$1.61

Compensation Ratio - U.S. GAAP	59.4%	53.1%
Compensation Ratio - Adjusted	59.0%	59.0%

Operating Margin - U.S. GAAP	24.3%	28.7%
Operating Margin - Adjusted	27.1%	25.1%

Effective Tax Rate - U.S. GAAP	4.3%	16.2%
Effective Tax Rate - Adjusted	6.3%	10.9%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended
	March 31, 2018	March 31, 2017	% Change

Investment Management Net Revenues - U.S. GAAP	$13,363	$16,477	(19%)
Adjustments - U.S. GAAP to Adjusted (a)	2,125	1,743	22%
Investment Management Net Revenues - Adjusted	15,488	18,220	(15%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(4,872)	NM
Adjusted Investment Management Net Revenues - Including Restructuring of Investment Management Adjustments	$15,488	$13,348	16%

Investment Management Expenses - U.S. GAAP	$11,294	$13,305	(15%)
Adjustments - U.S. GAAP to Adjusted (a)	(21)	(16)	(31%)
Investment Management Expenses - Adjusted	11,273	13,289	(15%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(3,409)	NM
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$11,273	$9,880	14%

Investment Management Operating Income - U.S. GAAP	$2,069	$3,172	(35%)
Adjustments - U.S. GAAP to Adjusted (a)	2,146	1,759	22%
Investment Management Operating Income - Adjusted	4,215	4,931	(15%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(1,463)	NM
Adjusted Investment Management Operating Income - Including Restructuring of Investment Management Adjustments	$4,215	$3,468	22%

Key Metrics: (b)
Operating Margin - U.S. GAAP	15.5%	19.3%
Operating Margin - Adjusted	27.2%	27.1%
Adjusted Operating Margin - Including Restructuring of Investment Management Adjustments	27.2%	26.0%

(a) See pages A-7 and A-8 for details of U.S. GAAP to Adjusted adjustments.
(b) Reconciliations of the key metrics are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	March 31, 2018	March 31, 2017
Net Revenues - U.S. GAAP	$1,780,665	$1,569,586
Client Related Expenses (1)	(29,076)	(28,152)
Income from Equity Method Investments (2)	9,353	6,964
Interest Expense on Debt (3)	9,640	10,681
Adjustment to Tax Receivable Agreement Liability (7)	(77,535)	—
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (12)	(7,808)	—
Foreign Exchange Losses from G5 Transaction (13)	16,266	—
Gain on Transfer of Ownership of Mexican Private Equity Business (14)	—	(406)
Net Revenues - Adjusted	$1,701,505	$1,558,673

Compensation Expense - U.S. GAAP	$1,032,448	$926,233
Amortization of LP Units / Interests and Certain Other Awards (4)	(36,798)	(27,716)
Compensation Expense - Adjusted	$995,650	$898,517

Compensation Ratio - U.S. GAAP (a)	58.0%	59.0%
Compensation Ratio - Adjusted (a)	58.5%	57.6%

	Investment Banking
	Twelve Months Ended
	March 31, 2018	March 31, 2017
Net Revenues - U.S. GAAP	$1,713,698	$1,494,916
Client Related Expenses (1)	(28,856)	(27,253)
Income from Equity Method Investments (2)	426	1,493
Interest Expense on Debt (3)	9,640	10,681
Adjustment to Tax Receivable Agreement Liability (7)	(77,535)	—
Foreign Exchange Losses from G5 Transaction (13)	16,266	—
Net Revenues - Adjusted	$1,633,639	$1,479,837

Compensation Expense - U.S. GAAP	$997,908	$887,546
Amortization of LP Units / Interests and Certain Other Awards (4)	(36,798)	(27,716)
Compensation Expense - Adjusted	$961,110	$859,830

Compensation Ratio - U.S. GAAP (a)	58.2%	59.4%
Compensation Ratio - Adjusted (a)	58.8%	58.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2018
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$378,315	(5,337)	(1)	$372,978
Underwriting Fees	30,279	(2,120)	(1)	28,159
Commissions and Related Fees	43,034	—		43,034
Other Revenue, net	(1,428)	2,261	(3)	833
Net Revenues	450,200	(5,196)		445,004

Expenses:
Employee Compensation and Benefits	267,539	(3,983)	(4)	263,556
Non-compensation Costs	70,284	(9,614)	(6)	60,670
Special Charges	1,897	(1,897)	(5)	—
Total Expenses	339,720	(15,494)		324,226

Operating Income (a)	$110,480	$10,298		$120,778

Compensation Ratio (b)	59.4%			59.2%
Operating Margin (b)	24.5%			27.1%

	Investment Management Segment
	Three Months Ended March 31, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$11,755	$2,125	(2)	$13,880
Other Revenue, net	1,608	—		1,608
Net Revenues	13,363	2,125		15,488

Expenses:
Employee Compensation and Benefits	7,955	—		7,955
Non-compensation Costs	3,339	(21)	(6)	3,318
Total Expenses	11,294	(21)		11,273

Operating Income (a)	$2,069	$2,146		$4,215

Compensation Ratio (b)	59.5%			51.4%
Operating Margin (b)	15.5%			27.2%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$312,284	$(6,832)	(1)(2)	$305,452
Underwriting Fees	9,980	—		9,980
Commissions and Related Fees	49,684	—		49,684
Other Revenue, net	(1,178)	2,581	(3)	1,403
Net Revenues	370,770	(4,251)		366,519

Expenses:
Employee Compensation and Benefits	196,125	21,371	(4)	217,496
Non-compensation Costs	66,488	(9,075)	(6)	57,413
Total Expenses	262,613	12,296		274,909

Operating Income (a)	$108,157	$(16,547)		$91,610

Compensation Ratio (b)	52.9%			59.3%
Operating Margin (b)	29.2%			25.0%

	Investment Management Segment
	Three Months Ended March 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,282	$1,743	(1)(2)	$17,025
Other Revenue, net	1,195	—		1,195
Net Revenues	16,477	1,743		18,220

Expenses:
Employee Compensation and Benefits	9,433	—		9,433
Non-compensation Costs	3,872	(16)	(6)	3,856
Total Expenses	13,305	(16)		13,289

Operating Income (a)	$3,172	$1,759		$4,931

Compensation Ratio (b)	57.2%			51.8%
Operating Margin (b)	19.3%			27.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended
	March 31, 2018	March 31, 2017
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$378,315	$312,284
Underwriting Fees	30,279	9,980
Commissions and Related Fees	43,034	49,684
Other Revenue, net	(1,428)	(1,178)
Net Revenues	450,200	370,770

Expenses:
Employee Compensation and Benefits	267,539	196,125
Non-compensation Costs	70,284	66,488
Special Charges	1,897	—
Total Expenses	339,720	262,613

Operating Income (a)	$110,480	$108,157

Investment Management
Net Revenues:
Asset Management and Administration Fees	$11,755	$15,282
Other Revenue, net	1,608	1,195
Net Revenues	13,363	16,477

Expenses:
Employee Compensation and Benefits	7,955	9,433
Non-compensation Costs	3,339	3,872
Total Expenses	11,294	13,305

Operating Income (a)	$2,069	$3,172

Total
Net Revenues:
Investment Banking:
Advisory Fees	$378,315	$312,284
Underwriting Fees	30,279	9,980
Commissions and Related Fees	43,034	49,684
Asset Management and Administration Fees	11,755	15,282
Other Revenue, net	180	17
Net Revenues	463,563	387,247

Expenses:
Employee Compensation and Benefits	275,494	205,558
Non-compensation Costs	73,623	70,360
Special Charges	1,897	—
Total Expenses	351,014	275,918

Operating Income (a)	$112,549	$111,329

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)
Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP basis.

(4)
Expenses or reversal of expenses incurred from the assumed vesting of Class E LP Units, Class G and H LP Interests and Class J LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(5)	Expenses during 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

(6)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended March 31, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,404	$—		$13,404
Professional Fees	16,050	(2,798)	(1)	13,252
Travel and Related Expenses	16,356	(2,755)	(1)	13,601
Communications and Information Services	10,684	(188)	(1)	10,496
Depreciation and Amortization	6,648	(2,157)	(6a)	4,491
Execution, Clearing and Custody Fees	3,190	—		3,190
Acquisition and Transition Costs	21	(21)	(6b)	—
Other Operating Expenses	7,270	(1,716)	(1)	5,554
Total Non-compensation Costs	$73,623	$(9,635)		$63,988

	Three Months Ended March 31, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,075	$—		$13,075
Professional Fees	16,745	(3,520)	(1)	13,225
Travel and Related Expenses	14,980	(2,767)	(1)	12,213
Communications and Information Services	10,311	(20)	(1)	10,291
Depreciation and Amortization	5,799	(2,392)	(6a)	3,407
Execution, Clearing and Custody Fees	3,859	—		3,859
Other Operating Expenses	5,591	(392)	(1)	5,199
Total Non-compensation Costs	$70,360	$(9,091)		$61,269

(6a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(6b)	Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

(7)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in future years. The tax reform also resulted in an estimated adjustment to Other Revenue of $77.5 million in the fourth quarter of 2017 related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in future years.

(8)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(9)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(10)
Assumes the sale of the Institutional Trust and Independent Fiduciary business of ETC had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate revenue and expenses that were previously consolidated from the Institutional Trust and Independent Fiduciary business of ETC. Management believes this adjustment is useful to investors to compare Evercore's results across periods.

(11)
Reflects the impact of the application of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting," which requires that excess tax benefits and deficiencies from the delivery of Class A common stock under share-based payment arrangements be recognized in the Company’s Provision for Income Taxes rather than in Additional Paid-In-Capital under prior U.S. GAAP.

(12)	The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted presentation.

(13)	Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.

(14)	The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted presentation.